As filed with the Securities and Exchange Commission on July 2, 2010.
Registration No. 333-167487

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
TO
Form F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
NORTHGATE MINERALS CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia	1040	Not Applicable
(Province or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
Incorporation or Organization)	Classification Code Number)	Number, if any)
815 Hornby Street, Suite 406, Vancouver, British Columbia, V6Z 2E6, (604) 681-4004
(Address and telephone number of Registrant’s registered office)
Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10036, (800) 927-9801
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
Copies to:

Jon A. Douglas	Daniel P. Raglan, Esq.
Northgate Minerals Corporation	Kevin Morris, Esq.
110 Yonge Street, Suite 1601	Torys LLP
Toronto, Ontario, M5C 1T4	237 Park Avenue
Canada	New York, New York 10017
(416) 363-1701	(212) 880-6000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☑	at some future date (check appropriate box below)
1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☑
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
PART II
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
Item 2. Consent to Service of Process.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-5.3
EX-5.4
EX-5.5
EX-5.6
EX-5.7
EX-5.8
EX-5.9
EX-5.10
EX-5.11
EX-5.12
EX-5.13
EX-5.14
EX-5.15
EX-5.16
EX-5.17
EX-5.18
EX-5.19

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador and each of the territories of Canada that permits certain information about these securities to be determined after this short form prospectus has become final and that permits the omission from this short form prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.
Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Northgate’s Director of Investor Relations at 110 Yonge Street, Suite 1601, Toronto, Ontario, M5C 1T4, Telephone (416) 363-1701, and are also available electronically at www.sedar.com.
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See “Plan of Distribution”.
SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 2, 2010
$250,000,000
Debt Securities
Common Shares
Warrants to Purchase Equity Securities
Warrants to Purchase Debt Securities
Share Purchase Contracts
Share Purchase or Equity Units
Subscription Receipts
Preference Shares
Units
Northgate Minerals Corporation (“Northgate” or the “Corporation”) may offer and issue from time to time, debt securities (the “Debt Securities”), common shares (referred to as “Common Shares” or the “Equity Securities”), warrants to purchase Equity Securities (“Equity Warrants”) and warrants to purchase Debt Securities (“Debt Warrants”), (the Equity Warrants and Debt Warrants collectively referred to as the “Warrants”), share purchase contracts, share purchase or equity units, subscription receipts (“Subscription Receipts”), exchangeable preference shares (“Preference Shares”), and units (“Units”) (all of the foregoing collectively, the “Securities”) or any combination thereof up to an aggregate initial offering price of $250,000,000 during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments thereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying shelf prospectus supplements (each a "Prospectus Supplement”). This Prospectus may not be used to offer Securities unless accompanied by a Prospectus Supplement.

Investing in Northgate’s securities involves a high degree of risk. Investors should carefully read “Risk Factors” beginning on page 3 of this Prospectus.
The Corporation is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with Canadian generally accepted accounting principles, and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Investors should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.
The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of its officers and directors are Canadian residents, and most of the Corporation’s assets and the assets of the Corporation’s officers and directors are located outside the United States.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state, provincial or territorial securities regulator has approved or disapproved the Securities offered hereby, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.
The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other terms specific to the Debt Securities being offered; (ii) in the case of Equity Securities, the number of shares offered, the issue price, dividend rate, if any, and any other terms specific to the Equity Securities being offered; (iii) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iv) in the case of share purchase contracts, the number and terms of the Equity Securities to be purchased under the share purchase contract, any procedures that will result in the adjustment of these numbers, the purchase price and purchase date or dates of the Equity Securities, any requirements of the purchaser to secure its obligations under the share purchase contract and any other specific terms; (v) in the case of share purchase or equity units, the terms of the share purchase contract and Debt Securities or third party obligations, any requirements of the purchaser to secure its obligations under the share purchase contract by the Debt Securities or third party obligations and any other specific terms; (vi) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts for Equity Securities, Preference Shares or Units, and any other specific terms; (vii) in the case of Preference Shares, the designation of the particular series, the number of Preference Shares offered, the offering price, any rights to receive dividends, the dividend rate, the dividend payment date, any terms for redemption at the option of Northgate or the holder, any exchange or conversion terms and any other specific terms; (viii) in the case of Units, the designation, number and terms of the Debt Securities, Equity Securities, Warrants, Share Purchase Contracts, Preference Shares or Subscription Receipts comprising the Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.
Warrants, share purchase contracts and share purchase or equity units will not be offered for sale separately to any member of the public in Canada unless the offering is in connection with, and forms part of, the consideration for an acquisition or merger transaction or unless the Prospectus Supplement describing the specific terms of the warrants, share purchase contracts, share purchase or equity units to be offered separately (the “Stand-Alone Securities”) is first approved for filing by each of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Stand-Alone Securities will be offered for sale.
All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to investors together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. An applicable Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of

- ii -

such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. The Common Shares of the Corporation are listed and posted for trading on the Toronto Stock Exchange (“TSX”) under the symbol “NGX” and the New York Stock Exchange Amex (“NYSE Amex”) under the symbol “NXG”. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Equity Securities will not be listed on any securities exchange. The offering of Securities hereunder is subject to approval of certain legal matters on behalf of the Corporation by Torys LLP, with respect to Canadian and U.S. legal matters.
This Prospectus contains references to both US dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and US dollars are referred to as “US dollars” or “US$”.
In this Prospectus, “Northgate” and “the Corporation” refer to Northgate Minerals Corporation and, where applicable, its subsidiaries.
The Corporation’s head and registered office is located at 815 Hornby Street, Suite 406, Vancouver, British Columbia, V6Z 2E6. The Corporation’s mailing address is 110 Yonge Street, Suite 1601, Toronto, Ontario, M5C  1T4.

- iii -

FORWARD-LOOKING STATEMENTS	1
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL REPORTING STANDARDS	1
EXCHANGE RATE INFORMATION	2
THE CORPORATION	2
RISK FACTORS	3
CONSOLIDATED CAPITALIZATION	14
USE OF PROCEEDS	14
DESCRIPTION OF SHARE CAPITAL	14
DESCRIPTION OF DEBT SECURITIES	15
DESCRIPTION OF WARRANTS	30
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE OR EQUITY UNITS	32
DESCRIPTION OF SUBSCRIPTION RECEIPTS	32
DESCRIPTION OF UNITS	33
DENOMINATIONS, REGISTRATION AND TRANSFER	33
PLAN OF DISTRIBUTION	34
LEGAL MATTERS	34
INTEREST OF EXPERTS	35
PRIOR SALES	35
PRICE RANGE AND TRADING VOLUMES	35
AUDITORS, TRANSFER AGENT AND REGISTRAR	36
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	36
DOCUMENTS INCORPORATED BY REFERENCE	37
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	38
ADDITIONAL INFORMATION	38
ENFORCEABILITY OF CIVIL LIABILITIES	39

Investors should rely only on the information contained or incorporated by reference in this Prospectus. The Corporation has not authorized anyone to provide investors with different information. If anyone provides investors with different or inconsistent information, they should not rely on it. The Corporation is not making an offer to sell Securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING STATEMENTS
Certain of the statements included in or incorporated by reference in this Prospectus contain certain “forward-looking statements” and “forward-looking information” as defined under applicable Canadian and United States securities laws. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or variations thereon or similar terminology. Forward-looking statements are necessarily based on a number of estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies. Certain of the statements made herein by the Corporation, including those related to future financial and operating performance and those related to the Corporation’s future exploration and development activities, are forward-looking and subject to important risk factors and uncertainties, both known and unknown, many of which are beyond the Corporation’s ability to control or predict.
Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such factors include, among others: gold and copper price volatility; fluctuations in foreign exchange rates and interest rates; impact of any hedging activities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; costs of production, capital expenditures, costs and timing of construction and the development of new deposits; and, success of exploration activities and permitting time lines. Those factors are described or referred to in the section entitled “Risk Factors” in this Prospectus, under the heading “Risk Factors” in Northgate’s Annual Information Form for the year ended December 31, 2009 (the “AIF”) and under the heading “Risks and Uncertainties” of Northgate’s Management’s Discussion and Analysis for the year ended December 31, 2009, all of which are incorporated by reference herein, and available on SEDAR at www.sedar.com. Although the Corporation has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements made in a document incorporated by reference in this Prospectus and an applicable Prospectus Supplement are made as at the date of the original document, and have not been updated by the Corporation except as expressly provided for in this Prospectus. Except as required under applicable securities legislation, the Corporation undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. No information contained on the Corporation’s website is incorporated by reference into this Prospectus or any applicable Prospectus Supplement regardless of any cross-reference thereto in any of the documents incorporated by reference herein or therein.
There is forward looking information included under, among other places: (i) the headings “Corporate Outlook”, “Results of Operations”, “Moving Ahead with Young-Davidson”, “Exploration Overview”, “Corporate Overview” in management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2010 and (ii) the headings in “Fosterville Mine Performance”, “Stawell Gold Mine” and “Mine Performance”; Kemess South Mine Performance” in management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2009.
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING
MINERAL REPORTING STANDARDS
The disclosure in this Prospectus and documents incorporated by reference has been, and any Prospectus Supplement will be, prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of United States securities laws. Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. For example, the terms “measured mineral resources” “indicated mineral resources”, “inferred mineral resources” and “probable mineral reserves” are used in this Prospectus and documents incorporated by reference to comply with the reporting standards in Canada. While those terms are recognized and required by Canadian regulations, the United States Securities and Exchange Commission (the “SEC”), does not recognize them. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources, inferred mineral resources or probable mineral reserves will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources, or inferred mineral resources in this Prospectus or any Prospectus Supplement is economically or legally mineable and will ever be classified as a reserve. In addition, the definitions of proven and probable mineral reserves used in NI 43-101 differ from the definitions in the SEC Industry Guide 7. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations however, the SEC normally only permits issuers to report mineralization that does not constitute reserves as in place tonnage and grade without reference to unit measures. Accordingly, information contained in this Prospectus, any Prospectus Supplement or documents incorporated by reference herein or therein, containing descriptions of the Corporation’s mineral properties may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.
EXCHANGE RATE INFORMATION
The following table sets forth, for the Canadian dollar expressed in U.S. dollars: (i) the high and low exchange rates during each period, (ii) the rate of exchange in effect at the end of each of the periods indicated, and (iii) the average of the exchange rates in effect during such periods, in each case based on the Bank of Canada noon exchange rate.

	Three months ended March 31,		Year ended December 31,
	2010	2009	2009	2008	2007
Low for period.	US$0.9316	US$0.7692	US$0.7692	US$0.7711	US$0.8437
High for period.	US$0.9888	US$0.8458	US$0.9716	US$1.0289	US$1.0905
Rate at end of period.	US$0.9846	US$0.7935	US$0.9555	US$0.8166	US$1.0120
Average rate for the period	US$0.9618	US$0.8032	US$0.8797	US$0.9441	US$0.9348
On June 25, 2010, the U.S.-Canadian dollar noon exchange rate, as quoted by the Bank of Canada was Cdn$1.00 = US$0.9643.
THE CORPORATION
Northgate is a Canadian based gold and copper producer with operations in Canada and Australia. The Corporation owns and acquires properties and explores for precious and base metals. Northgate has three operating mines (described below) and the Young-Davidson project (the “YD Project”) which is an advanced development project located in Canada. Northgate’s operating mines consist of the low-grade Kemess South open pit mine that processes its ore through a flotation mill circuit in British Columbia, Canada, the Fosterville underground mine in Australia that recovers gold through a bacterial oxidation, flotation and carbon-in-leach circuit, and the Stawell underground mine in Australia that recovers gold through a carbon-in-leach circuit following sulphide flotation.
On February 18, 2008, Northgate acquired Perseverance Corporation Ltd. (“Perseverance”), an Australian gold producer with two fully permitted gold mines, Fosterville and Stawell. The results of Fosterville and Stawell’s operations are included in the consolidated financial results of Northgate from the date of acquisition.
On May 11, 2010 the Corporation announced that it had identified a high-grade zone of at least 70 million tonnes within its Kemess North deposit that could potentially support an underground block cave operation. While the original Kemess North feasibility study (completed in 2005) was prepared on the assumption that the deposit would be mined as a large, low-grade, open pit, the Corporation is now reviewing the potential for mining the higher grade core of the Kemess North mineral resource using an underground block caving method. A target zone of at least 70 million tonnes of mineralization containing 1.4 million ounces of gold and 500 million pounds of copper has been identified in the eastern part of the Kemess North deposit from 300m — 600m below surface. Additional resource definition drilling is required in order to develop a more detailed block caving model, to determine the boundary of the high-grade zone and to confirm the geotechnical conditions necessary to support block caving. An exploration budget of $3 million has been approved and diamond drilling will continue through the summer of 2010.
On June 4, 2010, the Corporation entered into an Exploration and Option to Enter Joint Venture Agreement with Nevada Exploration Inc. (“Nevada Exploration”) relating to Nevada Exploration’s Awakening Gold Project (the “Property”) in Humboldt County, Nevada. The Awakening Gold Project consists of 420 claims (approximately 34km 2) located near the historic Awakening mining district and the former producing Sleeper Gold Mine in Nevada. Under the terms of the agreement, Northgate has an option to earn a 51% interest in the Property by spending $4,100,000 in exploration and making additional payments totaling $436,000 over the next five years. If Northgate completes the initial 51% earn-in, it will then have an option to earn an additional 14%, for a total of 65%, by completing a feasibility study on the Property.

More detailed information regarding the Corporation, its operations and its properties can be found in the AIF and other publicly filed documents which are incorporated herein by reference. See “Documents Incorporated by Reference”.
RISK FACTORS
An investment in any Securities is speculative and involves a high degree of risk due to the nature of the Corporation’s business. The following risk factors, as well as risks not currently known to the Corporation, could materially adversely affect the Corporation’s future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Corporation. Before deciding to invest in any Securities, investors should consider carefully the risks included herein and incorporated by reference in this Prospectus and those described in an applicable Prospectus Supplement.
Risks Relating to Northgate and Its Industry
The figures for the Corporation’s reserves and resources and future production are estimates based on interpretation and assumptions and actual production may be less than is currently estimated.
Unless otherwise indicated, mineralization figures presented in this Prospectus and in the documents incorporated by reference herein are based upon estimates made by company personnel and independent geologists. These estimates are imprecise and depend upon geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable. There can be no assurance that the reserves, resources or other mineralization figures will be accurate or that the Corporation will achieve its production estimates. The failure of the Corporation to achieve its production estimates could have a material and adverse effect on any or all of its future cash flows, earnings, results of operations and financial condition. These production estimates are dependent on, among other things, the accuracy of mineral reserve and resource estimates, the accuracy of assumptions regarding ore grades and recovery rates, ground conditions, physical characteristics of ores, such as hardness and the presence or absence of particular metallurgical characteristics and the accuracy of estimated rates and costs of mining and processing.
The Corporation’s actual production may vary from its estimates for a variety of reasons, including, actual ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics, short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades from those planned, mine failures, slope failures or equipment failures, industrial accidents, natural phenomena such as inclement weather conditions, floods, droughts, rock slides and earthquakes, encountering unusual or unexpected geological conditions, extended declines in market prices for gold or copper, changes in power costs and potential power shortages, shortages of principal supplies needed for operation, including explosives, fuels, chemical reagents, water, equipment parts and lubricants, labour shortages or strikes, civil disobedience and protests, and restrictions or regulations imposed by governmental authorities or other changes in the regulatory environments. Such occurrences could result in damage to mineral properties, interruptions or decreases in production, injury or death to persons, damage to property of the Corporation or others, monetary losses and legal liabilities. These factors may also cause a mineral deposit that has been mined profitably in the past to become unprofitable forcing the Corporation to cease production. It is not unusual in new mining operations to experience unexpected problems during the start-up phase. Depending on the price of gold, copper or other minerals, the Corporation may determine that it is impractical to commence or, if commenced, to continue commercial production at a particular site.

Delays in obtaining or a failure to obtain required property rights, permits and licenses, or a failure to comply with the terms of any such property rights, permits and licenses that the Corporation has obtained, could delay or prevent or make more expensive exploration, development and/or production.
The Corporation’s current and anticipated future operations, including further exploration and development activities and expansion, commencement or continuation of production on the Corporation’s properties, require certain permits and licenses from various levels of governmental authorities in both Canada and Australia. The Corporation may also be required to obtain certain property rights to access, or use, certain of its properties in order to proceed to development. There can be no assurance that all licenses, permits or property rights which the Corporation requires for the expansion and construction of mining facilities or to conduct mining operations will be obtainable on reasonable terms or in a timely manner, or at all, that such terms will not be adversely changed, that required extensions will be granted, or that the issuance of such licenses, permits or property rights will not be challenged by third parties. Delays in obtaining or a failure to obtain such licenses, permits or property rights or extension thereto, challenges to the issuance of such licenses, permits or property rights, whether successful or unsuccessful, changes to the terms of such licenses, permits or property rights, or a failure to comply with the terms of any such licenses, permits or property rights that the Corporation has obtained, could have a material adverse effect on the Corporation by delaying, preventing or making more expensive exploration, development and/or production.
Title to the Corporation’s mineral properties cannot be guaranteed and may be subject to prior liens, agreements, transfers or claims and other defects.
The Corporation cannot guarantee that title to its properties will not be challenged. Title insurance is generally not available for mineral properties and the Corporation’s ability to ensure that it has obtained secure claims to individual mineral properties or mining concessions may be constrained. The Corporation’s mineral properties may be subject to prior registered or unregistered liens, agreements, transfers or claims, and title may be affected by, among other things, undetected defects. A successful challenge to the precise area and location of these claims could result in the Corporation being unable to operate on its properties as permitted or being unable to enforce its rights with respect to its properties.
The Corporation’s activities are subject to environmental laws and regulations that may increase the Corporation’s costs of doing business and restrict its operations.
The Corporation’s exploration and production activities in Canada and Australia are subject to regulation by governmental authorities under various environmental laws. To the extent that the Corporation conducts exploration activities or undertakes new mining activities in other foreign countries, the Corporation will also be subject to environmental laws and regulations in those jurisdictions. These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Environmental legislation in many countries is evolving and the trend has been towards stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and increasing responsibility for companies and their officers, directors and employees. Compliance with environmental laws and regulations may require significant capital outlays on behalf of the Corporation and may cause material changes or delays in the Corporation’s intended activities. There can be no assurance that future changes in environmental regulations will not adversely affect the Corporation’s business, and it is possible that future changes in these regulations could have a significant adverse impact on some portion of the Corporation’s business, causing the Corporation to re-evaluate those activities at that time.
The Corporation cannot give any assurance that breaches of environmental laws (whether inadvertent or not) or environmental pollution will not materially and adversely affect its financial condition or the results of its operations. There is no assurance that future changes in environmental regulations, if any, will not adversely affect the Corporation’s operations. Environmental hazards may exist on the properties on which the Corporation holds interests which are unknown to the Corporation at present. Environmental hazards or liabilities may also exist that have been caused by previous or existing owners or operators of the properties and for which Northgate is not indemnified. Reclamation costs are uncertain and planned expenditures may differ from the actual expenditures required.

The Corporation may experience difficulty attracting and retaining qualified management and technical personnel to meet its current and anticipated needs.
The success of the Corporation is heavily dependent on its key personnel and on its ability to motivate, retain and attract highly skilled persons. The competition for qualified personnel in the mining industry is currently intense. There can be no assurance that the Corporation will successfully attract and retain additional qualified personnel to manage its current needs and anticipated growth. The failure to attract such qualified personnel to manage growth effectively could have a material adverse effect on the Corporation’s business, financial condition or results of operations. The Corporation does not currently have key person insurance for its key personnel.
Certain of the Corporation’s directors serve in positions with other public companies which puts them in conflict of interest positions from time to time.
Certain of the directors of the Corporation serve as directors, officers, and members of management of other public companies involved in natural resource exploration, development and mining operations and therefore it is possible that a conflict may arise between their duties as directors of the Corporation and their duties as directors, officers, promoters or members of management of such other companies. The directors of the Corporation are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest and the Corporation will rely upon such laws in respect of any directors’ conflicts of interest or in respect of any breaches of duty by any of its directors.
Regulatory efforts to control greenhouse gas emissions could materially negatively affect Northgate’s business.
Northgate’s businesses include several operations in Canada and Australia that emit large quantities of carbon dioxide, or that produce or will produce products that emit large quantities of carbon dioxide when consumed by end users. Carbon dioxide and other greenhouse gases are the subject of increasing public concern and regulatory scrutiny.
The Kyoto Protocol is an international agreement that sets limits on greenhouse gas emissions from certain signatory countries. While the United States government has announced that it will not ratify the protocol, the Canadian Parliament voted to ratify its participation in this agreement and the Kyoto Protocol came into force in Canada on February 16, 2005. The Kyoto agreement commits Canada to limit its net greenhouse gas emissions to 6% below the levels emitted in 1990. Canada’s current level of greenhouse gas emissions significantly exceeds the agreed-upon limit.
While there is no current regulatory legislation in force at the federal level that specifically limits greenhouse gas emissions, in April 2007, the Government of Canada announced a policy objective of reducing total Canadian greenhouse gas emissions to 20% below 2006 levels by 2020 and to 60% to 70% below 2006 levels by 2050. As part of this initiative, the federal Government intends to require reductions in emissions intensity levels from certain industrial facilities, including oil and gas facilities and smelting and refining facilities, by 6% per year for each year from 2007 to 2010 and 2% per year each year thereafter. Affected facilities will be permitted to meet reduction targets by emissions trading or contributions to a technology fund, in addition to emissions abatement. Additional policy measures are anticipated in coming years under this federal policy framework.
In British Columbia, the provincial government has announced a policy goal of reducing greenhouse gas emissions by at least 33% below current levels by 2020. Interim targets will be set for 2012 and 2016. The mechanisms by which these targets are to be achieved are not yet established.
In December 2007, Australia ratified its participation in the Kyoto Protocol and in March 2008 the international agreement came into force in Australia. Australia planned to implement a carbon-trading scheme to take effect in 2010 and help deliver a unilateral 5% emissions reduction on 2000 levels by 2020. However, in May 2010, this plan was delayed until 2013 and its future inception will depend largely on sufficient international progress in the reduction of greenhouse gas emissions. As a result of the delay, it is premature to predict what impact Australia’s adoption of the Kyoto Protocol could have on the Corporation but it is likely that any mandated reduction in emissions will result in increased costs relating to Northgate’s Australian operations.

The primary source of greenhouse gas emissions in Canada is the use of hydrocarbon energy. Northgate’s operations depend significantly on hydrocarbon energy sources to conduct daily operations, and there are currently no economic substitutes for these forms of energy. The federal and provincial governments have not finalized any formal regulatory programs to control greenhouse gases and it is not yet possible to reasonably estimate the nature, extent, timing and cost of any programs proposed or contemplated, or their potential effects on operations.
The Corporation may fail to achieve and maintain the adequacy of internal control over financial reporting as per the requirements of the Sarbanes-Oxley Act.
The Corporation documented and tested during its most recent fiscal year its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”). SOX requires an annual assessment by management of the effectiveness of the Corporation’s internal control over financial reporting and an attestation report by the Corporation’s independent auditors addressing this assessment. The Corporation may fail to achieve and maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented, or amended from time to time, and the Corporation may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404 of SOX. The Corporation’s failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Corporation’s business and negatively impact the trading price of its Common Shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation’s operating results or cause it to fail to meet its reporting obligations. Future acquisitions of companies may provide the Corporation with challenges in implementing the required processes, procedures and controls in its acquired operations. Acquired companies may not have disclosure controls and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws currently applicable to the Corporation.
No evaluation can provide complete assurance that the Corporation’s internal control over financial reporting will detect or uncover all failures of persons within the Corporation to disclose material information required to be reported. The effectiveness of the Corporation’s controls and procedures could also be limited by simple errors or faulty judgments. In addition, as the Corporation continues to expand, the challenges involved in implementing appropriate internal control over financial reporting will increase and will require that the Corporation continue to improve its internal control over financial reporting. Although the Corporation intends to devote substantial time and incur substantial costs, as necessary, to ensure ongoing compliance, the Corporation cannot be certain that it will be successful in complying with Section 404 of SOX.
Recent high metal prices have encouraged increased mining exploration, development and construction activity, which has increased demand for, and cost of, exploration, development and construction services and equipment.
Recent increases in metal prices have encouraged increases in mining exploration, development and construction activities, which have resulted in increased demand for, and cost of, exploration, development and construction services and equipment. The costs of these services and equipment have increased with increased demand, and may continue to do so if current trends continue. Increased demand for services and equipment could cause project costs to increase materially, result in delays if services or equipment cannot be obtained in a timely manner due to inadequate availability, and cause scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment.
Actual capital costs, operating costs, production and economic returns may differ significantly from those Northgate has anticipated and there are no assurances that any future development activities will result in profitable mining operations.
The capital costs to operate the Corporation’s projects, or to take future projects into production, may be significantly higher than anticipated. Decisions about the development of these and other mineral properties will ultimately be based upon feasibility studies. Feasibility studies derive estimates of cash operating costs based upon, among other things:

•	anticipated tonnage, grades and metallurgical characteristics of the ore to be mined and processed;
•	anticipated recovery rates of gold, copper and other metals from the ore;
•	cash operating costs of comparable facilities and equipment; and
•	anticipated climatic conditions.
Capital and operating costs, production and economic returns, and other estimates contained in the Corporation’s feasibility studies or economic assessments, if prepared, may differ significantly from those anticipated by Northgate’s current studies and estimates, and there can be no assurance that the Corporation’s actual capital and operating costs will not be higher than currently anticipated. In addition, operating delays may negatively impact the net present value and internal rates of return of the Corporation’s mineral properties as set forth in the applicable feasibility studies.
Because Northgate’s projects are located in Canada and in Australia and will have production costs incurred in Canadian and Australian dollars, and gold, copper and other metals are generally sold in United States dollars, Northgate’s results could be materially adversely affected by an appreciation of the Canadian or Australian dollar in relation to the United States dollar.
The Corporation’s operating results and cash flow are significantly affected by changes in the Canadian/US dollar and US/Australian dollar exchange rates. The Corporation’s revenues are denominated in US dollars while most of the Corporation’s expenses are currently denominated in Canadian and Australian dollars. Therefore exchange rate movements can have a significant impact on all of the Corporation’s costs. The appreciation of non-U.S. dollar currencies against the U.S. dollar can increase the cost of production at the Corporation’s mines, making such mines less profitable. Based upon the Corporation’s projected 2010 production and operating cost estimates, a one-cent change in the average annual Canadian/US dollar exchange rate would affect operating cash flow by approximately US$1.1 million were it to be in effect for the entire year. A similar change to the US/Australian dollar exchange rate would have a US$1.7 million impact. To hedge its foreign exchange risk and minimize the impact of exchange rate movements on operating results and cash flow, the Corporation has periodically used foreign exchange contracts to purchase Canadian dollars. However, there can be no assurance that the Corporation’s foreign exchange hedging strategies will be successful or that foreign exchange fluctuations will not materially adversely affect the Corporation’s financial performance and results of operations. As of December 31, 2009, the Corporation had no outstanding foreign currency options or forward foreign exchange contracts.
The Corporation’s production is derived from a limited number of mines.
The Corporation’s operations at Kemess, Fosterville and Stawell accounted for all of the Corporation’s metal production in 2009. Any adverse condition affecting mining or milling conditions at any of the Corporation’s mines could have a material adverse effect on the Corporation’s financial performance or results of operations until such time as the condition is remedied or the Corporation’s other exploration and development properties are brought into production.
The Corporation is dependent on unionized employees.
The Corporation employs approximately 338 people at Kemess and 754 at its Australian operations. The majority of the Kemess personnel are represented by a union (the International Union of Operating Engineers Local 115) and the terms of their employment are subject to a three-year collective agreement that was ratified on April 8, 2008. On September 26, 2008, a new three-year employee collective agreement was ratified by the Employee Collective, comprised of the 155 production and maintenance employees at the Stawell Mine and on June 26, 2009 the employees of Fosterville Gold Mine signed a three year Employee Collective Agreement. There can be no assurance that the Corporation will not experience future labour strikes or work stoppages.

Northgate may require future financing to develop its mineral properties and fund future growth.
To develop its mineral properties and fund its growth, the Corporation is often dependent on securing the necessary capital through debt or equity financings. The availability of this capital is subject to general economic conditions and lender and investor interest in the Corporation and its projects. There can be no assurance that the financing alternative chosen by the Corporation will be available on acceptable terms, or at all. The failure to obtain financing could have a material adverse effect on the Corporation’s growth strategy and results of operations and financial condition.
Mining is inherently dangerous and subject to conditions or events beyond Northgate’s control, which could have a material adverse effect on Northgate’s business.
The business of mining is generally subject to certain types of risks and hazards, including environmental hazards, industrial accidents, unusual or unexpected rock formations, and changes in the regulatory environment. Such occurrences could result in damage to, or destruction of, mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. The Corporation carries insurance to protect itself against certain risks of mining and processing in amounts that it considers to be adequate but which may not provide adequate coverage in certain unforeseen circumstances. The Corporation may also become subject to liability for pollution or other hazards against which it cannot insure or against which it may elect not to insure because of high premium costs or other reasons, or the Corporation may become subject to liabilities which exceed policy limits. In such cases, the Corporation may be required to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.
Northgate has ongoing reclamation on some of its mineral properties and Northgate may be required to fund additional work which could have a material adverse effect on its financial position.
As at December 31, 2009, Northgate’s undiscounted provision for site closure and reclamation costs was US$52.4 million. Provisions for site closure and reclamation costs are based on known requirements. However, the exact nature of environmental control concerns, if any, that may be encountered in the future cannot be predicted with certainty, as environmental requirements currently established by governmental authorities may change. Should governmental authorities determine that the Corporation’s properties require additional reclamation work, the Corporation may be required to fund such work, which could have a material adverse effect on the Corporation’s financial position.
As of December 31, 2009, Kemess has a security bond of $17,820,000 posted in connection with its reclamation permit for the Kemess South Mine. However, should governmental authorities determine that the property requires additional reclamation work, the Corporation may be required to fund this work, which could have a material adverse effect on the Corporation’s financial position. There can also be no assurance that the Corporation will not be required to fund additional reclamation work at its other project sites which could have a material adverse effect on the Corporation’s financial position. As of December 31, 2009, the Corporation also had pledged US$9,447,000 in cash as security for performance guarantees relating to the future reclamation of Fosterville and Stawell.
Northgate holds certain investments which currently lack liquidity. Continued illiquidity of the investments or recognition of an impairment loss related to the investments could have a material adverse effect on its financial position.
The Corporation continues to maintain a portion of its investments in auction rate securities, which are floating rate securities marketed by financial institutions with auction reset dates at 7, 28, or 35 day intervals to provide short-term liquidity (“ARS”). The par value of these securities held by the Corporation is US$72,600,000. Beginning in August 2007, auctions at which these securities were to be re-sold began to fail, and as of the date hereof, attempts to conduct auctions have generally ceased. All ARS currently held by the Corporation were purchased on its behalf by Lehman Brothers Inc. (“Lehman”), acting in its capacity as broker agent of the Corporation using the limited discretion conferred on it. Based on investigation conducted after the securities in question became illiquid, the Corporation concluded that a number of representations from Lehman had been incorrect, and that Lehman had mishandled the Corporation’s account. The Corporation has filed a claim against Lehman and certain of its employees with the Financial Regulatory Authority (FINRA) in the United States. Currently the Corporation’s ARS

holdings cannot be readily converted to cash for use by the Corporation to make capital investments or for other business purposes, although the underlying payment and other obligations of the original issuers of these securities remain intact, and these issuers continue to make regular interest payments to the Corporation. The estimated fair value of the Corporation’s ARS holdings at December 31, 2009 was US$37,702,000, which reflects a US$1,589,000 decline from the December 31, 2008 estimated fair value of US$39,291,000. The Corporation has recognized an “other than temporary” impairment of US$10,979,000 into earnings for the twelve months ended December 31, 2009. While the foregoing valuation judgments are based on current information available and are intended to conform to applicable accounting principles, it is possible that under applicable US laws the actual damage to the Corporation would be considered to be equal to the par value of the securities. The conclusion for an “other than temporary” impairment is based on a variety of factors, including the bankruptcy of Lehman and its affiliates, the very substantial decline in the estimated fair value of individual investments over an extended period, recent downgrades in issuer credit ratings and continuing adversity in the credit and capital markets. Should these factors persist, the Corporation may recognize additional impairment losses in net earnings in respect of some or all of its ARS investments. Such further impairment or continued illiquidity of these investments could have a material adverse effect on Northgate’s financial position.
There can be no assurance that Northgate will successfully acquire additional mineral rights.
The Corporation’s profitability is significantly affected by the cost and results of its exploration and development programs. As mines have limited lives based on proven and probable reserves, the Corporation actively seeks to replace and expand its reserves, primarily through exploration and development and, from time to time, through strategic acquisitions. Exploration for minerals is highly speculative in nature, involves many risks and frequently is unsuccessful. Among the many uncertainties inherent in any gold exploration and development program are the location of economic ore bodies, the development of appropriate metallurgical processes, the receipt of necessary regulatory permits and the construction of mining and processing facilities. In addition, substantial expenditures are required to pursue such exploration and development activities. Assuming discovery of an economic ore body, depending on the type of mining operation involved, several years may elapse from the initial phases of drilling until commercial operations are commenced, during which time the economic feasibility of production may change. Accordingly, there can be no assurance that the Corporation’s current exploration and development programs will result in any new economically viable mining operations or yield new reserves to replace or expand current reserves.
Northgate conducts business in foreign countries and is exposed to risks, including political, economic and other risks and uncertainties.
Northgate’s operations are conducted in two politically stable mining jurisdictions — Canada and Australia. The Corporation’s operations remain, however, exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to, fluctuations in currency exchange rates; inflation; changes in laws and regulatory policies; royalty and tax increases or other claims by government entities, including retroactive claims; delays in obtaining or the inability to obtain necessary governmental permits; changing political conditions; currency controls; and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Specifically, in May 2010, the government of Australia unveiled a new tax on mining projects that is scheduled to come in to effect as early as July 2012. The government will also cut the company tax rate from 30% to 29% from mid 2013 and to 28% by mid 2014, and will refund state-based royalties currently imposed on mining projects. Changes in policies or laws affecting ownership of assets, foreign investment, taxation, rates of exchange, gold sales, environmental protection, labour relations, price controls, repatriation of income or return of capital may affect both the ability of Northgate to undertake exploration and development activities in respect of future properties in the manner currently contemplated, as well as its ability to continue to explore, develop, and operate those properties to which it has rights relating to exploration, development and operations.
The Corporation is subject to significant governmental regulation.
The Corporation’s mining operations and exploration activities are subject to extensive Canadian and Australian federal, state, provincial, territorial and local laws and regulations governing prospecting, development, production, exports, taxes, labour standards, occupational health and safety, water disposal, toxic substances, explosives, management of natural resources, environmental protection, mine safety, dealings with native groups, historic and cultural preservation and other matters. Compliance with such laws and regulations increases the costs of planning, designing, developing, constructing, operating and closing mines and other facilities. Such laws and regulations are also subject to constant change. Amendments to current laws and regulations governing operations and activities of mining companies or more stringent implementation or interpretation thereof could have a material adverse impact on the Corporation, cause a reduction in levels of production, an increase in the costs of production and delay or prevent the development of new mining properties. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in the Corporation incurring significant expenditures. The Corporation may also be required to compensate persons suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements.
Northgate is exposed to legal risks.
The Corporation is subject to various existing and potential legal claims and complaints, including unexpected environmental remediation costs in excess of current reserves, arising out of the normal course of business. While the Corporation believes that unfavourable decisions in any pending procedures or the threat of procedures related to any future assessment, or any amount it might be required to pay, will not have a material adverse effect on the Corporation’s financial condition, there is a risk that if such decisions are determined adversely to the Corporation, they could have a material adverse effect on the Corporation’s profitability.
There is uncertainty related to unsettled First Nations rights and title in British Columbia, Ontario and Australia and this may adversely impact Northgate’s operations and profit.
Native land claims in British Columbia remain the subject of active debate and litigation. The Kemess operation and associated mineral tenures lie within overlapping land claims of several First Nations, as is the case for much of British Columbia. Although Northgate has an agreement with local First Nations regarding land use, as it pertains to its current Kemess operations, there can be no assurance that the broader land claims will not create delays or impose additional costs.
The Corporation signed an Impact and Benefits Agreement with Matachewan First Nation on July 2, 2009 in relation to the Corporation’s Young-Davidson project in Northern Ontario. The Corporation is committed to consulting with other local First Nation(s) to gain an understanding of how the Young-Davidson project (as proposed) may impact upon the exercise of their asserted aboriginal and treaty rights.
In Australia, exploration licenses are generally subject to Native land and title issues when they are located on Crown land. This requires the Corporation to reach agreement with the affected peoples before an exploration license is granted by the state of Victoria, New South Wales or Western Australia. The mining leases on which the Corporation’s two Australian operations, Fosterville and Stawell, are located currently have no Native title issues.
Increased competition could adversely affect Northgate’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.
The mining industry is intensely competitive. Many companies and individuals are engaged in the mining business, including large, established mining companies with substantial capabilities. There is a limited supply of desirable mineral lands available for claim staking, lease or other acquisition in the areas where the Corporation contemplates conducting exploration activities. The Corporation may be at a competitive disadvantage in acquiring mining properties as it must compete with these individuals and companies, many of which have greater financial resources and larger technical staffs than the Corporation has. Accordingly, there can be no assurance that the Corporation will be able to compete successfully for new mining properties. The Corporation may also encounter increasing competition from other mining companies in its efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs and helicopters. Increased competition could adversely affect the Corporation’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Changes in the market price of gold and copper, which in the past have fluctuated widely, will affect the profitability of Northgate’s operations and financial condition.
The Corporation’s revenues are derived primarily from gold and copper mining, and as such revenues are largely contingent on world market price of gold and copper. If the world market price of gold or copper were to drop and the prices realized by Northgate on gold or copper sales were to decrease significantly and remain at such a level for any substantial period, Northgate’s profitability and cash flow would be negatively affected. Gold and copper prices fluctuate widely and are affected by numerous factors beyond the Corporation’s control, including global and regional demand, political and economic conditions, central bank sales, producer hedging activities, expectations of inflation, interest rates, the relative exchange rate of the United States dollar with other major currencies, and production costs in major gold and copper producing regions. The aggregate effect of these factors is impossible to predict with accuracy. Gold and copper prices are also affected by worldwide production levels. In addition, the prices of gold and copper have on occasion been subject to very rapid, short-term changes because of speculative activities. Fluctuations in gold and copper prices may adversely affect the Corporation’s financial performance or results of operations. If the Corporation’s revenues from the sale of gold and copper fall below the Corporation’s cost of production due to a fall in the price of gold and/or copper and prices remain at such levels for any sustained period, the Corporation may experience losses and may curtail or suspend some or all of its exploration, development and mining activities. The Corporation has attempted to limit its exposure to a potential drop in copper prices by entering into forward sales contracts for 17,375 mt of copper at $3.31/pound, representing approximately 73% of the remaining production from Kemess South. There is no assurance however that this or any other hedging strategies by the Corporation will be successful or that fluctuations in the prices of gold or copper will not materially adversely affect the Corporation’s financial performance and results of operations. In the event Northgate curtails or suspends some or all of its exploration activities, depleted reserves may not be replaced. In addition, the market value of Northgate’s gold or copper inventory may be reduced and existing reserves may be reduced to the extent that ore cannot be mined and processed economically at the prevailing prices.
Northgate may experience problems integrating new acquisitions into existing operations, which could have a material adverse effect on Northgate.
The Corporation acquired Perseverance in February 2008 and is actively evaluating opportunities to acquire additional mining assets and businesses. These acquisitions may be significant in size, may change the scale of the Corporation’s business and may expose the Corporation to new geographic, political, operating, financial and geological risks. The Corporation’s success in its acquisition activities depends on its ability to identify suitable acquisition targets, acquire them on acceptable terms and integrate their operations successfully with those of the Corporation. Any acquisitions would be accompanied by risks, such as the difficulty of assimilating the operations and personnel of any acquired companies; the potential disruption of the Corporation’s ongoing business; the inability of management to maximize the financial and strategic position of the Corporation through the successful incorporation of acquired assets and businesses; additional expenses associated with amortization of acquired intangible assets; the maintenance of uniform standards, controls, procedures and policies; the impairment of relationships with employees, customers and contractors as a result of any integration of new management personnel; and the potential unknown liabilities associated with acquired assets and businesses, including environmental liabilities. In addition, the Corporation may need additional capital to finance any such acquisitions. Debt financing related to acquisition will expose the Corporation to the risk of leverage, while equity financing may cause existing shareholders to suffer dilution. There can be no assurance that the Corporation would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. Due to all of the foregoing, the Corporation’s pursuit of any future acquisition may have a materially adverse effect on its business, result of operations, financial condition, cash flows and liquidity.
Risks Relating to Northgate’s Securities
The trading price for Northgate’s securities is volatile.
The price of Northgate’s Common Shares may be volatile as a result of several factors, including the following, some of which are beyond the Corporation’s control:

•	Fluctuations in the price of gold and copper and/or the Canadian dollar/US dollar and US dollar/Australian dollar exchange rates;
•	Variations in reserve tonnes and grade estimates;
•	Variations in the Corporation’s operating results;
•	Operating results may differ from the expectations of securities analysts and investors;
•	Changes in expectations as to the Corporation’s future financial performance, including estimates by securities analysts and investors;
•	Changes in market valuations of other gold or copper companies;
•	Announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by the Corporation or its competitors;
•	Additions or departures of key personnel; and
•	Future issuances of the Corporation’s Common Shares.
In addition, trends in capital markets or general economic conditions can influence share prices irrespective of the operating performance of the issuer.
Investors in the United States or in other jurisdictions outside of Canada may have difficulty bringing actions and enforcing judgments against the Corporation, its directors, its executive officers and some of the experts named in this Prospectus based on civil liability provisions of federal securities laws or other laws of the United States or any state thereof or the equivalent laws of other jurisdictions of residence.
The Corporation is existing under the laws of the Province of British Columbia. Many of the Corporation’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside of the United States. As a result, it may be difficult for investors in the United States or outside of Canada to bring an action against directors, officers or experts who are not resident in the United States or in the other jurisdiction of residence. It may also be difficult for an investor to enforce a judgment obtained in a United States court or a court of another jurisdiction of residence predicated upon the civil liability provisions of federal securities laws or other laws of the United States or any state thereof or the equivalent laws of other jurisdictions of residence against those persons or the Corporation. Please refer to additional information under the heading “Enforceability of Civil Liabilities” in this Prospectus.
Current global financial conditions have been subject to increased volatility
Current global financial conditions have been subject to increased volatility and numerous financial institutions have either gone into bankruptcy or have had to be rescued by governmental authorities. Access to public financing continues to be negatively impacted by the recent liquidity crisis in global credit markets. These factors may impact the ability of the Corporation to obtain equity or debt financing in the future and, if obtained, on terms favourable to the Corporation. If these increased levels of volatility and market turmoil continue, the Corporation’s operations could be adversely impacted and the trading price of the Common Shares could continue to be adversely affected.
The Corporation could be classified as a “passive foreign investment company” (“PFIC”) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for the current taxable year or a future taxable year, which may result in adverse tax consequences for investors in the United States.
Based on available financial information, current business plans and the nature of the Corporation’s business, the Corporation does not believe it will be a PFIC under Section 1297 of the Code for its taxable year ending December 31, 2010 or subsequent taxable years. However, there can be no assurance that the Internal Revenue

Service in the US will not successfully challenge this position or that the Corporation will not become a PFIC in a future taxable year, because PFIC status is determined on an annual basis and depends on the Corporation’s assets and income in each taxable year. Consequently, shareholders and potential investors that are U.S. taxpayers should be aware that the Corporation may be a PFIC for a taxable year in which they hold Securities offered pursuant to an applicable Prospectus Supplement. Depending on the availability of certain elections, the PFIC rules can, among other things, accelerate the timing of the recognition of taxable income and recharacterize what would otherwise be capital gain as ordinary income. The effect of these rules on a U.S. taxpayer’s ownership of Securities will be discussed in the relevant offering documents.
The Debt Securities, Equity Warrants, Debt Warrants, Share Purchase Contracts, Share Purchase or Equity Units, Subscription Receipts, Preference Shares, and Units may not be listed and there is no established trading market for those securities. Investors may be unable to sell Debt Securities, Equity Warrants, Debt Warrants, Share Purchase Contracts, Share Purchase or Equity Units, Subscription Receipts, Preference Shares, and Units at the prices they desire or at all.
There is no existing trading market for the Debt Securities, Equity Warrants, Debt Warrants, Share Purchase Contracts, Share Purchase or Equity Units (as defined herein), Subscription Receipts, Preference Shares, and Units. As a result, there can be no assurance that a liquid market will develop or be maintained for those debt securities, or that investors will be able to sell any of those securities at a particular time (if at all). Northgate does not intend to list the Debt Securities, Equity Warrants, Debt Warrants, Share Purchase Contracts, Share Purchase or Equity Units, Subscription Receipts, Preference Shares, and Units on any national securities exchange. The liquidity of the trading market in those securities, and the market price quoted for those securities, may be adversely affected by, among other things:
•	changes in the overall market for those securities;
•	changes in Northgate’s financial performance or prospects;
•	the prospects for companies in Northgate’s industry generally;
•	the number of holders of those securities;
•	the interest of securities dealers in making a market for those securities; and
•	prevailing interest rates.
Shareholders’ interests may be diluted in the future.
The Corporation may require additional funds for exploration and development programs or potential acquisitions. If it raises additional funding by issuing additional equity securities or other securities that are convertible into equity securities, such financings may substantially dilute the interests of existing shareholders. Issuances of a substantial number of securities, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Corporation’s securities. A decline in the market prices of the Corporation’s securities could impair its ability to raise additional capital.
The Corporation does not currently pay a dividend and does not intend to declare dividends in the foreseeable future.
The Corporation does not currently pay a dividend. The decision to continue this policy will be made by the Board of Directors of Northgate from time to time based upon, among other things, cash flow, the results of operations and the financial condition of Northgate and its subsidiaries, the need for funds to finance ongoing operations, compliance with credit agreements and other instruments, and such other considerations as the Board of Directors of Northgate considers relevant. The Corporation does not currently intend to pay dividends or to make any other distributions, which may limit the way in which investors may realize any returns on their investment.

CONSOLIDATED CAPITALIZATION
Other than as disclosed in the documents incorporated by reference, there have been no material changes in the share capitalization of the Corporation since December 31, 2009.
USE OF PROCEEDS
Unless otherwise specified in an applicable Prospectus Supplement, the net proceeds to Northgate from the sale of Securities will be used to fund capital expenditures, development and construction expenditures, exploration activities, potential future acquisitions and for general corporate purposes.
Northgate intends to use the funds as stated in this Prospectus or an applicable Prospectus Supplement. However, there may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of Northgate will have broad discretion in the application of the proceeds of an offering of Securities.
All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the Corporation’s general funds, unless otherwise stated in the applicable Prospectus Supplement.
DESCRIPTION OF SHARE CAPITAL
The authorized capital of the Corporation is 100,000,000,000,000 shares of each of the following classes: Common Shares, Class A and Class B preference shares, all without par value. As at June 9, 2010, 290,894,120 Common Shares and no Class A or Class B preference shares were issued and outstanding.
Common Shares
Unless otherwise specified, Equity Securities distributed under this Prospectus or an applicable Prospectus Supplement will be Common Shares. Holders of Common Shares are entitled to receive on a pro rata basis dividends if, as and when declared by the Board of Directors of the Corporation, subject to the prior rights of the holders of any shares ranking senior to the Common Shares in the payment of dividends. In the event of the dissolution, liquidation or winding-up of the Corporation, the holders of the Common Shares, subject to the prior rights of the holders of any shares ranking senior to the Common Shares with respect to priority in the distribution of the property and assets of the Corporation upon dissolution, liquidation or winding-up, will be entitled to receive on a pro rata basis the remaining property and assets of the Corporation. Holders of Common Shares are entitled to receive notice of, attend and vote at any meeting of the Corporation’s shareholders, except meetings where only the holders of another class or series of shares are entitled to vote separately as a class or series. The Common Shares carry one vote per share.
Class A Preference Shares and Class B Preference Shares
The Class A preference shares and Class B preference shares are issuable in series. Each series may consist of such number of shares and have such designation, rights, privileges restrictions and conditions attached thereto as may be determined by the Board of Directors, subject to the provisions attached to the Class A preference shares as a class or the Class B preference shares as a class. The Class A preference shares rank ahead of the Class B preference shares and the Common Shares and the Class B preference shares rank ahead of the Common Shares with respect to the distribution of assets of the Corporation upon liquidation, dissolution or winding-up.
Shareholders’ Rights Plan
On March 8, 2010, the Board of Directors adopted the Northgate Shareholders’ Rights Plan (the “Plan”) to replace the shareholders’ rights plan that it initially adopted on March 11, 2004 (the “Original Rights Plan”), which was confirmed by shareholders at the annual general and special meetings of the Corporation held on May 14, 2004 and May 4, 2007. The Original Rights Plan expired on March 11, 2010. The successor Plan became effective on March 8, 2010 and was confirmed by a majority of the shareholders of the Corporation at the annual and special meeting of shareholders of the Corporation held on May 11, 2010. The Plan is designed to ensure the fair treatment of the Corporation’s shareholders in the event of a take-over bid for the Common Shares and to provide the Board of Directors and the Corporation’s shareholders with more time to evaluate any unsolicited takeover bid and, if appropriate, to seek out other alternatives to maximize shareholder value. Under the terms of the Plan, one right is issued and attached to each Common Share.
The Plan is similar to shareholders’ rights plans adopted by a number of other Canadian companies. The Plan is not intended to block take-over bids. The Plan includes “Permitted Bid” provisions which do not invoke the dilutive effects of the Plan if a take-over bid is made by way of a take-over bid circular that remains open for a minimum of 60 days and is accepted by not less than 50 per cent of the Common Shares held by independent shareholders. The Plan will be invoked by an acquisition bid, other than pursuant to a Permitted Bid, of 20% or more of the outstanding Common Shares or the commencement of a take-over bid that is not a Permitted Bid.
DESCRIPTION OF DEBT SECURITIES
In this section only, Northgate refers only to Northgate Minerals Corporation and not any of its subsidiaries. The following description sets forth certain general terms and provisions of the Debt Securities. Northgate will provide the particular terms and provisions of a series of Debt Securities and, if applicable, a description of how the general terms and provisions described below may apply to that series in an applicable Prospectus Supplement and in connection with the offering of any Debt Securities.
The Debt Securities will be issued under one or more trust indentures entered into or to be entered into between the Corporation and a financial institution to which the Trust Loan and Companies Act (Canada) applies and/or the U.S. Trust Indenture Act of 1939, as amended, applies, or a financial institution organized under the laws the United States or of any province of Canada and authorized to carry on business as a trustee (the “Trustee”), including under the form of trust indenture (the “Indenture”) to be entered into between Northgate and The Bank of New York, as supplemented. A copy of the Indenture has been filed as an exhibit to the registration statement filed with the SEC and has been filed with Canadian securities regulators and is available at www.sedar.com. Each trust indenture will set out the terms of the applicable series of the Debt Securities. The statements in this Prospectus relating to any trust indenture and the Debt Securities to be issued under it are summaries of certain anticipated provisions of the trust indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable trust indenture.
Northgate may issue securities (including debt securities) and incur additional indebtedness other than through the offering of Debt Securities under this Prospectus and a Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus. It is not expected that any trust indenture will limit the aggregate principal amount of Debt Securities which Northgate may issue or the amount of other indebtedness it may incur.
This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.
General
The applicable Prospectus Supplement will describe the specific terms of the Debt Securities of any series being offered under any trust indenture (including the Indenture) and may include, but is not limited to, any of the following:
•	the title and the aggregate principal amount of the Debt Securities;
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the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of (and premium, if any, on) the Debt Securities will be payable and the portion (if less than the principal amount) to be payable upon a declaration of acceleration of maturity;

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the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue;

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the date or dates, or the method by which such date or dates will be determined or extended, on which any interest will be payable and the regular record dates for the payment of interest on the Debt Securities in registered form;

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the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	each office or agency where the principal of (and premium, if any) and interest, if any, on the Debt Securities of such series will be payable;
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the period or periods within which, the price or prices at which, the currency or currency unit in which, and other terms and conditions upon which the Debt Securities may be redeemed or purchased, in whole or in part, by us;

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the terms and conditions upon which investors may redeem the Debt Securities prior to maturity and the price or prices at which and the currency or currency unit in which the Debt Securities are payable;

•	any mandatory or optional redemption or sinking fund or analogous provisions;
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if other than denominations of $1,000 and any integral multiple thereof, the denomination or denominations in which any registered securities of the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any bearer securities of the series shall be issuable;

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if other than Canadian or US dollars, the currency or currency unit in which the Debt Securities are denominated or in which currency payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable;

•	any index formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;
•	whether the series of the Debt Securities are to be registered securities, bearer securities (with or without coupons) or both;
•	whether the Debt Securities will be issuable in the form of one or more global securities and, if so, the identity of the depository for the global securities;
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whether and under what circumstances Northgate will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the securities, and whether Northgate will have the option to redeem the Debt Securities rather than pay the additional amounts;

•	the terms, if any, on which the Debt Securities may be converted or exchanged for other of Northgate’s securities or securities of other entities;
•	if payment of the Debt Securities will be guaranteed by any other person;
•	the extent and manner, if any, in which payment on or in respect of the Debt Securities will be senior or will be subordinated to the prior payment of Northgate’s other liabilities and obligations;
•	the percentage or percentages of principal amount at which the Debt Securities will be issued;
•	any material Canadian and U.S. federal income tax consequences; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) of the Debt Securities including covenants, security and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants, security or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless otherwise indicated in an applicable Prospectus Supplement or trust indenture, holders of the Debt Securities will not be afforded the right to tender such Debt Securities to Northgate for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest, in the event Northgate should become involved in a highly leveraged transaction or in the event of a change in control of Northgate.
The Debt Securities may be issued bearing no interest or at a discount below their stated principal amount. The Canadian and U.S. federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes will be described in a Prospectus Supplement.
Ranking and Other Indebtedness
Unless otherwise indicated in an applicable Prospectus Supplement, or any applicable trust indenture, the Debt Securities will be unsecured obligations and will rank equally with all of Northgate’s other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the Indenture. Unless otherwise indicated in an applicable Prospectus Supplement, or any applicable trust indenture, the Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of Northgate’s subsidiaries.
Form, Denominations and Exchange
A series of the Debt Securities may be issued solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Registered securities will be issuable in denominations of $1,000 and any integral multiple thereof and bearer securities will be issuable in denominations of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. The trust indenture (including the Indenture) will provide that a series of the Debt Securities may be issuable in global form. Unless otherwise indicated in a Prospectus Supplement, bearer securities will have interest coupons attached.
Unless otherwise provided for in the applicable trust indenture (and indicated in the applicable Prospectus Supplement), registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If, but only if, provided in an applicable Prospectus Supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable trust indenture (including the Indenture). Unless otherwise specified in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities.
The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities. Except as may be set forth in any trust indenture (including the Indenture), no service charge will be made for any registration of transfer or exchange of the Debt Securities, but Northgate may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

Global Securities
A series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.
The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in an applicable Prospectus Supplement relating to such series. Northgate anticipates that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by Northgate if such Debt Securities are offered and sold directly by Northgate. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.
So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable trust indenture (including the Indenture).
If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Northgate within 90 days, it will issue such series of Debt Securities in definitive form in exchange for a global security representing such series of Debt Securities. In addition, Northgate may at any time and in its sole discretion determine not to have a series of Debt Securities represented by a global security and, in such event, will issue a series of Debt Securities in definitive form in exchange for all of the global securities representing the series of Debt Securities.
Summary of the Indenture
The following is a summary of the Indenture which sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, including the definition of capitalized terms used but not defined under this section, investors should refer to the Indenture.
General
The Indenture does not limit the aggregate principal amount of Debt Securities which Northgate may issue under the Indenture and does not limit the amount of other indebtedness it may incur. The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in Canadian dollars, US dollars or any foreign currency. Material Canadian and U.S. federal income tax considerations applicable to any of the Debt Securities denominated in a foreign currency will be described in the Prospectus Supplement relating to any offering of Debt Securities denominated in a foreign currency. Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations. The Indenture also permits Northgate to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount. Unless otherwise indicated in an applicable Prospectus Supplement, the Indenture does not afford holders of the Debt Securities the right to tender such Debt Securities to Northgate for repurchase or provide for any increase in the rate or rates of interest at which the Debt Securities will bear interest, in the event Northgate should become involved in a highly leveraged transaction or in the event of a change in control of Northgate.
Northgate will not be required to:
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issue, register the transfer of or exchange any series of the Debt Securities during a period beginning at the opening of business 15 days before any selection of that series of the Debt Securities to be redeemed and ending at the close of business on (A) if the series of the Debt Securities are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if the series of the Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if the series of the Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;
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exchange any bearer security selected for redemption, except that, to the extent provided with respect to such bearer security, such bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of the applicable trust indenture (including the Indenture); or

•	issue, register the transfer of, or exchange any of the Debt Securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.
Payment
Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of (and premium, if any) and interest on the Debt Securities will be made at the office or agency of the Trustee, at 101 Barclay Street, 4 East, New York, New York 10286, Attn: Global Finance Americas Unit, or at Northgate’s option it can pay principal, interest and any premium by (1) check mailed or delivered to the address of the person entitled as the address appearing in the security register of the Trustee or (2) wire transfer to an account in the United States or Canada of the person entitled to receive payments if such person is a holder of $5.0 million or more in aggregate principal amount of the Debt Securities.
Unless otherwise indicated in an applicable Prospectus Supplement, payment of any interest will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by Northgate.
Any payments of principal (and premium, if any) and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of Northgate, the Trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Northgate expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. Northgate also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.
“Capital Lease Obligation” means the obligation of a person, as lessee, to pay rent or other amounts to the lessor under a lease of real or personal property which is required to be classified and accounted for as a capital lease on a consolidated balance sheet of such person in accordance with generally accepted accounting principles.
“Consolidated Net Tangible Assets” means the total amount of assets of Northgate on a consolidated basis after deducting therefrom:
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all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

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all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles (mineral properties and deferred costs shall not be deemed intangibles for purposes of this definition); and

•	appropriate adjustments on account of minority interests of other persons holding stock of Northgate’s Subsidiaries;
in each case, as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of Northgate and computed in accordance with generally accepted accounting principles.
“Current Assets” means current assets as determined in accordance with generally accepted accounting principles.
“Debt” means as at the date of determination, all items of indebtedness in respect of any amounts borrowed which, in accordance with generally accepted accounting principles, would be recorded as debt in the consolidated financial statements of any person, including:
•	any obligation for borrowed money;
•	any obligation evidenced by bonds, debentures, notes, or other similar instruments;
•	any Purchase Money Obligation;
•	any Capital Lease Obligation;
•	any payment obligation under Financial Instrument Obligations; and
•	any guarantee of Debt of another person.
“Financial Instrument Obligations” means obligations arising under:
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interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a person of which the subject matter is interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time;
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currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into by a person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and

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commodity swap or hedging agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time.

“generally accepted accounting principles” means the primary generally accepted accounting principles in which Northgate reports its financial statements and which are in effect from time to time.
“Lien” means any security by way of an assignment, mortgage, charge, pledge, lien, encumbrance, title retention agreement or other security interest whatsoever, but not including any security interest in respect of a lease which is not a Capital Lease Obligation and provided that such term shall not include any encumbrance that may be deemed to arise solely as a result of entering into an agreement, not in violation of the terms of this Indenture, to sell or otherwise transfer assets or Property.
“Non-Recourse Debt” means Debt to finance the creation, development, construction or acquisition of properties or assets and any increases in or extensions, renewals or refinancing of such Debt, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other person acting on behalf of such entity) in respect of such Debt is limited in all circumstances to the properties or assets created, developed, constructed or acquired in respect of which such Debt has been incurred, to the capital stock and debt securities of the Restricted Subsidiary that acquires or owns such properties or assets and to the receivables, inventory, equipment, chattels, contracts, intangibles and other assets, rights or collateral connected with the properties or assets created, developed, constructed or acquired and to which such lender has recourse.
“Property” or “property” means all property owned by Northgate or a Restricted Subsidiary except such property which is determined by a resolution of its Board of Directors delivered to the Trustee not to be property of material importance to the total business conducted by Northgate and its Restricted Subsidiaries.
“Purchase Money Mortgage” means any Lien created, issued, incurred or assumed by Northgate or a Restricted Subsidiary to secure a Purchase Money Obligation; provided that such Lien is limited to the property (including the rights associated therewith) acquired, constructed, installed or improved in connection with such Purchase Money Obligation.
“Purchase Money Obligation” means Debt of Northgate or a Restricted Subsidiary incurred or assumed to finance the purchase price, in whole or in part, of any property or incurred to finance the cost, in whole or in part, of construction or installation of or improvements to any property; provided, however, that such Debt is incurred or assumed within 180 days after the purchase of such property or the completion of such construction, installation or improvements, as the case may be, provided that the principal amount of such Debt which is secured by the Lien does not exceed 100% of such purchase price or cost, as the case may be, and includes any extension, renewal or refunding of any such Debt provided the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased, and provided further that any such extension, renewal or refunding does not extend to any property other than the property in connection with which such obligation was created and improvements erected or constructed thereon.

“Restricted Subsidiary” means a Subsidiary of Northgate provided, however, such term shall not include any Subsidiary of Northgate if the amount of Northgate’s share of the shareholder’s equity in such Subsidiary does not, at the time of determination, exceed 2% of Shareholders’ Equity.
“Shareholders’ Equity” means the aggregate amount of shareholders’ equity (including but not limited to share capital, contributed surplus and retained earnings) of Northgate as shown on the most recent annual audited or quarterly unaudited consolidated balance sheet of Northgate and computed in accordance with generally accepted accounting principles.
“Subsidiary” of any person means, at the date of determination, any corporation or other person of which Voting Shares or other interests carrying more than 50% of the voting rights attached to all outstanding Voting Shares or other interests are owned, directly or indirectly, by or for such person or one or more Subsidiaries thereof.
“Voting Shares” means shares of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened.
Covenants
Limitation on Liens
The Indenture provides that so long as any of Northgate’s Debt Securities are outstanding, Northgate will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any Lien on or over any present or future property securing any Debt of Northgate or a Restricted Subsidiary without also simultaneously or prior thereto securing, or causing such Restricted Subsidiary to secure, equally and rateably with such other Debt all of the Debt Securities then outstanding under the Indenture, except:
•	Liens existing on the date of the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such date;
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Liens incidental to the conduct of the business of Northgate or any Restricted Subsidiary or the ownership of Northgate’s assets that, in the aggregate, do not materially impair the operation of Northgate’s business, Northgate and its Subsidiaries taken as a whole, including, without limitation, any such Liens created pursuant to joint development agreements and leases, subleases, royalties or other similar rights granted to or reserved by others;

•	any Purchase Money Mortgage;
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any Lien on any Property existing at the time Northgate or any Restricted Subsidiary acquires the Property (or any business entity then owning the Property) whether or not assumed by Northgate or such Restricted Subsidiary and whether or not such Lien was given to secure the payment of the purchase price of the Property (or any entity then owning the Property), provided that no such Lien shall extend to any other Property;

•	any Lien to secure Indebtedness owing to Northgate or to another Subsidiary;
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Liens on the assets of a corporation existing at the time the corporation is liquidated or merged into, or amalgamated or consolidated with, Northgate or any Restricted Subsidiary or at the time of the sale, lease or other disposition to Northgate or any Restricted Subsidiary of the properties of such corporation as, or substantially as, an entirety;

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any attachment or judgment Lien provided that (i) the execution or enforcement of the judgment it secures is effectively stayed and the judgment is being contested in good faith, (ii) the judgment it secures is discharged within 60 days after the later of the entering of such judgment or the expiration of any applicable stay, or (iii) the payment of the judgment secured is covered in full (subject to a customary deductible) by insurance;
•	any Lien in connection with Indebtedness which by its terms is Non-Recourse Debt;
•	any Lien for taxes, assessments or governmental charges or levies (a) that are not yet due and delinquent or (b) the validity of which is being contested in good faith;
•	any Lien of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Liens, or deposits to obtain the release of these Liens;
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any Lien (a) to secure public or statutory obligations (including reclamation and closure bonds and similar obligations), (b) to secure payment of workmen’s compensation, employment insurance or other forms of governmental insurance or benefits, (c) to secure performance in connection with tenders, leases of real property, environmental, land use or other governmental or regulatory permits, bids or contracts or (d) to secure (or in lieu of) surety or appeal bonds, and Liens made in the ordinary course of business for similar purposes;

•	any Lien granted in the ordinary course of business in connection with Financial Instrument Obligations;
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any Lien created for the sole purpose of renewing or refunding any of the Liens described in the list above, provided that the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such renewal or refunding, and that such renewal or refunding Lien shall be limited to all or any part of the same property which secured the Lien renewed or refunded;

•	Liens granted in connection with the securitization of marketable securities; and
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Liens that would otherwise be prohibited by the foregoing clauses, provided that the aggregate Debt outstanding and secured pursuant to this clause does not at the time of granting the Lien exceed an amount equal to 10% of Consolidated Net Tangible Assets.

For greater certainty, the following do not constitute Liens securing payment of Debt:
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all rights reserved to or vested in any governmental authority by the terms of any lease, license, franchise, grant or permit held by Northgate or a Restricted Subsidiary, or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof or to distrain against or to obtain a charge on any property or assets of Northgate or a Restricted Subsidiary in the event of failure to make any such annual or other periodic payment;

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any Lien upon any Property in favour of any party to a joint development or operating agreement or any similar person paying all or part of the expenses of developing or conducting operations for the recovery, storage, treatment, transportation or sale of the mineral resources of the Property (or property or assets with which it is united) that secures the payment to such person of Northgate or a Restricted Subsidiary’s proportionate part of such development or operating expenses;

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any acquisition by Northgate or by any Restricted Subsidiary of any Property subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in precious metals or any other mineral or timber in place or the proceeds thereof; and

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any conveyance or assignment whereby Northgate or any Restricted Subsidiary conveys or assigns to any person or persons an interest in precious metals or any other mineral or timber in place or the proceeds thereof.

Consolidation, Amalgamation, Merger and Sale of Assets
The Indenture provides that Northgate may, without the consent of any holder of Debt Securities, amalgamate with, consolidate with or merge with or into any other person or sell, transfer or lease all or substantially all of its properties and assets substantially as an entirety to another person, provided that:
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the resulting, surviving or transferee person (the “successor company”) will be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any state thereof, the District of Columbia or the laws of Canada or any province or territory thereunder and the successor company (if not Northgate) will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of Northgate’s obligations under the Debt Securities and the Indenture;

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immediately after giving effect to such transaction, no default under the Indenture, and no event which, after notice or lapse of time or both, would become a default under the Indenture, shall have occurred and be continuing; and

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Northgate shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the amalgamation, consolidation, merger or transfer and such supplemental indenture (if any) comply with the provisions of the Indenture.

The successor company will succeed to, and be substituted for, and may exercise every right and power of, Northgate under the Indenture, but in the case of a sale, transfer or lease of substantially all of Northgate’s assets that results in the sale, assignment, conveyance, transfer or other disposition or assets constituting or accounting for less than 95% of Northgate’s consolidated assets, revenue or net income (loss), Northgate will not be released from the obligation to pay the principal of and interest on the Debt Securities.
If, as a result of any such transaction, any of Northgate’s properties or assets or any properties or assets of any Subsidiary of Northgate becomes subject to a Lien, then, unless such Lien could be created pursuant to the Indenture provisions described under the “Limitation on Liens” covenant above without equally and rateably securing the Debt Securities, Northgate, simultaneously with or prior to such transaction, will cause the Debt Securities to be secured equally and rateably with or prior to the Debt secured by such Lien.
Additional Amounts
Unless otherwise specified in an applicable Prospectus Supplement, all payments made by Northgate under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”), unless Northgate is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If Northgate is required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, it will pay to each holder of such Debt Securities as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each such holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) will not be less than the amount such holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a Debt Securities holder (such holder, an “Excluded Holder”) in respect of the beneficial owner thereof:
•	with which Northgate does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
•
which is subject to such Canadian Taxes by reason of the holder of the Debt Securities being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Debt Securities or the receipt of payments thereunder; or
•
which is subject to such Canadian Taxes by reason of the holder of the Debt Securities failure to comply with any certification, identification, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes.

Northgate will also (i) make such withholding or deduction; and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
Northgate will furnish to the holders of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by Northgate.
Northgate will indemnify and hold harmless each holder of Debt Securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount, excluding any payment of Additional Amounts by it, of:
•	any Canadian Taxes levied or imposed and paid by such holder as a result of payments made under or with respect to the Debt Securities;
•	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and
•	any Canadian Taxes imposed with respect to any reimbursement under clause (i) or (ii) of this paragraph, but excluding any such Canadian Taxes on such holder’s net income.
Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest or any other amount payable under or with respect to a debt security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Tax Redemption
Unless otherwise specified in an applicable Prospectus Supplement, a series of Debt Securities will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice as described below, if Northgate (or a successor) determines that (i) as a result of (A) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of Canada (or Northgate’s successor’s jurisdiction of organization) or of any political subdivision or taxing authority thereof or therein, as applicable, or (B) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is announced or becomes effective on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes Northgate’s successor), Northgate has or will become obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series as described under “Additional Amounts”, or (ii) on or after the date specified in the applicable Prospectus Supplement (or the date a party organized in a jurisdiction other than Canada or the United States becomes Northgate’s successor), any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or Northgate’s successor’s jurisdiction of organization) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to Northgate, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the written opinion to it of legal counsel of recognized standing, will result in Northgate becoming obligated to pay, on the next succeeding date on which interest is due, additional amounts with respect to any debt security of such series.

In the event that Northgate elects to redeem a series of the Debt Securities pursuant to the provisions set forth in the preceding paragraph, it shall deliver to the Trustee a certificate, signed by an authorized officer, stating that it is entitled to redeem such series of the Debt Securities pursuant to their terms.
Notice of intention to redeem such series of Debt Securities will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption.
Provision of Financial Information
Northgate will file with the Trustee, within 15 days after it files them with, or furnishes them to, the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which it is required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that it may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Northgate will continue to provide the Trustee:
•	within the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and
•
within the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), containing the information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not Northgate has any of its securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that Northgate shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default
The following are summaries of events with respect to any series of Debt Securities which will constitute an event of default with respect to the Debt Securities of that series:
(a)
default in the payment of any interest on any debt security of that series or additional amounts payable in respect of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)
default in the payment of the principal of (or premium, if any, on) or any additional amounts payable in respect of any principal of (or premium, if any, on) any debt security of that series when it becomes due and payable;

(c)
default in the performance, or breach, of any covenant or warranty in the Indenture in respect of the Debt Securities of that series, and continuance of such default or breach for a period of 90 days after written notice has been given to Northgate by the Trustee or by the holders of at least 25% in principal amount of all outstanding Debt Securities of any series affected thereby;

(d)
default under any bond, note, debenture or other evidence of Indebtedness of or guaranteed by Northgate or a Restricted Subsidiary or under any mortgage, indenture or other instrument of Northgate or a Restricted Subsidiary under which there may be issued or by which there may be secured or evidenced any indebtedness of Northgate or a Restricted Subsidiary which results in the acceleration of such indebtedness in an aggregate principal amount exceeding US$15,000,000 (or the equivalent thereof in any other currency or currency unit) but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice to Northgate by the Trustee or to Northgate and the Trustee by the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of such series;

(e)	certain events in bankruptcy, insolvency, assignment for the benefit of creditors or analogous process have occurred with respect to us; or
(f)	any other events of default provided with respect to Debt Securities of that series.
If an event of default occurs and is continuing with respect to Debt Securities of any series, unless the principal of all of the Debt Securities of that series shall have already become due and payable, the Trustee may, in its discretion, and shall upon request in writing made by the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series, declare the principal of (and premium, if any, on) all the outstanding Debt Securities of that series and the interest accrued thereon and all other money, if any, owing under the provisions of the Indenture in respect of those Debt Securities to be due and payable immediately on demand. Reference is made to the Prospectus Supplement relating to each series of the Debt Securities which are original issue discount Debt Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of any event of default and the continuation thereof.
Subject to certain limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an event of default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such event of default.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a Trustee, or for any other remedy thereunder, unless:
•	such holder has previously given to the Trustee written notice of a continuing event of default with respect to the Debt Securities of such series affected by such event of default;
•
the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series (voting as one class) affected by such event of default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee; and

•
the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series affected by such event of default a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.
Northgate will annually furnish to the Trustee a statement by certain of its officers as to whether or not Northgate, to the best of their knowledge, is in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults. Northgate will also be required under the Indenture to notify the Trustee as soon as practicable upon becoming aware of any event of default.
Defeasance
Unless otherwise specified in an applicable Prospectus Supplement, the Indenture provides that, at Northgate’s option, it will be discharged from any and all obligations in respect of the outstanding Debt Securities of any series upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest on the outstanding Debt Securities of such series (hereinafter referred to as a “Defeasance”) (except with respect to the authentication, transfer, exchange or replacement of Debt Securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if, among other things:
•
Northgate has delivered to the Trustee an opinion of counsel in the United States stating that (a) Northgate has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

•
Northgate has delivered to the Trustee an opinion of counsel in Canada or a ruling from Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of such series will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding Debt Securities of such series include holders who are not resident in Canada);

•
Northgate is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit;

•
no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing on the date of such deposit; and

•	other customary conditions precedent are satisfied.
Northgate may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if it meets the conditions described in the preceding sentence at the time it exercises the Defeasance option.
The Indenture provides that, at Northgate’s option, unless and until it has exercised its Defeasance option described in the preceding paragraph, it may omit to comply with the “Limitation on Liens” and “Consolidation, Amalgamation, Merger and Sale of Assets” covenants and certain other covenants and such omission shall not be deemed to be an event of default under the Indenture and its outstanding Debt Securities upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding Debt Securities (hereinafter referred to as “Covenant Defeasance”). If Northgate exercises its Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the events of default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things:
•
Northgate has delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•
Northgate has delivered to the Trustee an opinion of counsel in Canada or a ruling from Canada Customs and Revenue Agency to the effect that the holders of the outstanding Debt Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant

Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of outstanding Debt Securities include holders who are not resident in Canada);
•
Northgate is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during the period ending on the 91st day following such deposit;

•
no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing on the date of such deposit; and

•	other customary conditions precedent are satisfied.
Modification and Waiver
Modifications and amendments of the Indenture may be made by Northgate and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series issued under the Indenture affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series:
•	change the stated maturity of the principal of, or any instalment of interest, if any, on any debt security;
•	reduce the principal amount of, or the premium, if any, or interest rate, if any, on any debt security;
•	change the place of payment;
•	change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;
•
reduce the percentage of principal amount of outstanding Debt Securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

•	modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture.
The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Northgate with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series. The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency or to make any change that, in each case, does not adversely affect the rights of any holder of such Debt Securities.
Resignation of Trustee
The Trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.
Consent to Jurisdiction and Service
Under the Indenture, Northgate will irrevocably appoint CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011, as Northgate’s authorized agent for service of process in any suit or proceeding arising out of or relating to the Debt Securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York, and Northgate irrevocably submits to the nonexclusive jurisdiction of such courts.
Governing Law
The Debt Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Judgments
Since a significant portion of all of Northgate’s assets, as well as the assets of its directors and officers, are located outside the United States, any judgment obtained in the United States against Northgate or certain of its directors or officers, including judgments with respect to the payment of principal on any Debt Securities, may not be collectible within the United States.
DESCRIPTION OF WARRANTS
This section describes the general terms that will apply to the Warrants for the purchase of Equity Securities (the “Equity Warrants”) or for the purchase of Debt Securities (the “Debt Warrants”).
Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants will be issued under a separate Warrant indenture to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent. The applicable Prospectus Supplement will include details of the Warrant agreements covering the Warrants being offered. The Warrant agent will act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.
Equity Warrants
The particular terms of each issue of Equity Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:
•	the designation and aggregate number of Equity Warrants;
•	the price at which the Equity Warrants will be offered;
•	the currency or currencies in which the Equity Warrants will be offered;
•	the designation and terms of the Equity Securities purchasable upon exercise of the Equity Warrants;
•	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

•
the number of Equity Securities that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

•	the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;
•	the date or dates, if any, on or after which the Equity Warrants and the related Securities will be transferable separately;
•	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	material United States federal income tax and Canadian federal income tax consequences of owning the Equity Warrants; and
•	any other material terms or conditions of the Equity Warrants.
Debt Warrants
The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:
•	the designation and aggregate number of Debt Warrants;
•	the price at which the Debt Warrants will be offered;
•	the currency or currencies in which the Debt Warrants will be offered;
•	the aggregate principal amount, currency or currencies, denominations and terms of the series of Debt Securities that may be purchased upon exercise of the Debt Warrants;
•	the designation and terms of any Equity Securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each such Equity Security;
•	the date or dates, if any, on or after which the Debt Warrants and the related Securities will be transferable separately;
•
the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Equity Securities may be purchased upon exercise of each Debt Warrant;

•	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;
•	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;
•	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;
•	material United States federal income tax and Canadian federal income tax consequences of owning the Debt Warrants; and
•	any other material terms or conditions of the Debt Warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS
AND SHARLINE PURCHASE OR EQUITY UNITS
The Corporation may issue share purchase contracts, including contracts obligating holders to purchase from the Corporation, and the Corporation to sell to the holders, a specified number of Equity Securities, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per Equity Security and the number of Equity Securities may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of units consisting of a Share Purchase Contract and Debt Securities or obligations of third parties (including U.S. treasury securities) (the “Share Purchase or Equity Units”), and may, or may not serve as collateral for a holder’s obligations. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Corporation to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.
The applicable Prospectus Supplement will describe the terms of the Share Purchase Contracts or Share Purchase or Equity Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts or Share Purchase or Equity Units. Material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase or Equity Units and the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.
DESCRIPTION OF SUBSCRIPTION RECEIPTS
The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. The Corporation may issue Subscription Receipts that may be exchanged by the holders thereof for Debt Securities, Preference Shares or Common Shares upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to an accompanying Prospectus Supplement, and the extent to which the general terms described below apply to those Subscription Receipts, will be described in such Prospectus Supplement.
Subscription Receipts may be offered separately or together with Debt Securities, Preference Shares or Common Shares, as the case may be. The Subscription Receipts will be issued under a Subscription Receipt agreement. Under the Subscription Receipt agreement, a purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Debt Securities, Preference Shares or Common Shares, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Debt Securities, Preference Shares or Common Shares, as the case may be, if this Prospectus, the relevant Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued.
Any Prospectus Supplement for Subscription Receipts supplementing this Prospectus will contain the terms and conditions and other information with respect to the Subscription Receipts being offered thereby, including:
•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered and whether the price is payable in instalments;

•	any conditions to the exchange of Subscription Receipts into Debt Securities, Preference Shares or Common Shares, as the case may be, and the consequences of such conditions not being satisfied;

•	the procedures for the exchange of the Subscription Receipts into Debt Securities, Preference Shares or Common Shares, as the case may be;

•	the number of Debt Securities, Preference Shares or Common Shares, as the case may be, that may be exchanged upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

•	the dates or periods during which the Subscription Receipts may be exchanged into Debt Securities, Preference Shares or Common Shares;

•	whether such Subscription Receipts will be listed on any securities exchange;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

•	any other specific terms.
Subscription Receipt certificates will be exchangeable for new Subscription Receipt certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities subject to the Subscription Receipts.
DESCRIPTION OF UNITS
The particular terms of each issue of Units will be described in the related Prospectus Supplement. The Corporation has delivered an undertaking to the securities regulatory authority in each of the provinces and territories of Canada that we will not distribute Units comprised of one or more of the exchangeable Preference Shares, Warrants, or Share Purchase Contracts separately to any member of the public in Canada unless a Prospectus Supplement containing the specific terms of the units to be distributed separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Units will be distributed.
The Corporation may issue Units comprised of one or more of the other securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The Unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable Prospectus Supplement may describe:
•	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.
The applicable Prospectus Supplement will describe the terms of any Units. The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.
DENOMINATIONS, REGISTRATION AND TRANSFER
The Securities will be issued in fully registered form without coupons attached in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement (unless otherwise provided with respect to a particular series of Debt Securities pursuant to the provisions of the Indenture, as supplemented by a Supplemental Indenture). Other than in the case of book-entry only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Corporation for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the Securities but the Corporation may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If an applicable Prospectus Supplement refers to any registrar or transfer agent designated by the Corporation with respect to any issue of Securities, the Corporation may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.
In the case of book-entry only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.
PLAN OF DISTRIBUTION
The Corporation may sell the Securities to or through underwriters or dealers, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.
The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.
Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act of 1933 as amended (the “U.S. Securities Act”), and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.
In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
LEGAL MATTERS
Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Corporation by Torys LLP, as Canadian and United States counsel to the Corporation.

INTEREST OF EXPERTS
As at the date hereof, the partners and associates of Torys LLP, as a group, own, directly or indirectly, less than 1% of the Common Shares. The Corporation’s auditors, KPMG LLP, Chartered Accountants, have advised that they are independent of the Corporation within the meaning of the Rules of Professional Conduct / Code of Ethics of the Institute of Chartered Accountants of British Columbia and under all relevant professional and regulatory requirements in the United States.
None of the aforementioned persons, and the directors, officers, employees and partners, as applicable, of each of the aforementioned persons received or has received a direct or indirect interest in a property of the Corporation or any associate or affiliate of the Corporation.
None of the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned persons is currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation.
PRIOR SALES
In the 12 months prior to the date of this Prospectus, the Corporation has issued the following Securities:

Date of	Number of	Price per	Approximate Gross
Offering	Securities	Security ($)	Proceeds ($)

Common Shares:
September 24, 2009	34,300,000	2.92	100,156,000

Stock Options:
January 8, 2010	2,110,000	3.55	N/A
The Corporation also issued an additional 705,451 Common Shares during the 12-month period prior to the date of this Prospectus Common Shares upon the exercise of options pursuant to the Corporation’s 2007 Share Option Plan and under the Corporation’s Employee Share Purchase Plan, at issue prices ranging from $2.44 to $3.63.
PRICE RANGE AND TRADING VOLUMES
The Common Shares of Northgate are listed on the TSX and the NYSE Amex under the symbol “NGX” and “NXG”, respectively. The following Table sets forth, for the periods indicated, the market price ranges and trading volumes of the Common Shares on the TSX and NYSE Amex.
TSX

	High	Low	Volume
	($)	($)	(millions)
2009
April	1.80	1.48	7.33
May	2.73	1.68	15.49
June	2.82	2.12	15.08
July	2.67	2.25	8.29
August	2.75	2.25	6.50
September	3.32	2.40	19.89
October	3.07	2.62	25.55
November	3.53	2.69	20.20
December	3.67	3.06	13.17

	High	Low	Volume
	($)	($)	(millions)
2010
January	3.70	2.66	8.21
February	3.01	2.47	11.83
March	3.26	2.88	35.14
April	3.39	2.98	9.43
May	3.49	2.85	14.74
June 1 - 10	3.25	2.94	4.86
NYSE Amex

	High	Low	Volume
	(US$)	(US$)	(millions)
2009
April	1.50	1.20	31.20
May	2.47	1.40	62.13
June	2.45	1.83	71.63
July	2.46	1.92	36.08
August	2.57	2.02	40.35
September	3.12	2.17	74.95
October	2.96	2.41	65.30
November	3.33	2.48	70.51
December	3.49	2.89	56.67

2010
January	3.59	2.48	54.76
February	2.86	2.3	52.01
March	3.23	2.75	61.91
April	3.35	2.96	43.64
May	3.44	2.66	54.38
June 1 - 10	3.08	2.83	13.37
The closing price of the Northgate Shares on the TSX and NYSE Amex on June 10, 2010 was $3.12 and US$3.02, respectively.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The auditors of the Corporation are KPMG LLP, Chartered Accountants, of Vancouver, British Columbia.
The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in the City of Vancouver, British Columbia.
STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION
Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price, or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor. Rights and remedies also may be available to purchasers under U.S. law; purchasers should consult with a U.S. lawyer for particulars of these rights.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from Northgate’s Director of Investor Relations at 110 Yonge Street, Suite 1601, Toronto, Ontario, M5C 1T4, Telephone (416) 363-1701 and are also available electronically at www.sedar.com or www.sec.gov.
The following documents of Northgate, which have been filed with, or furnished to, securities commissions or similar authorities in Canada and the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)	the AIF;

(b)	the audited comparative consolidated financial statements for the financial years ended December 31, 2009 and 2008;

(c)	management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2009;

(d)	the management proxy circular dated March 31, 2010 for Northgate’s annual meeting of shareholders held on May 11, 2010;

(e)	the unaudited comparative interim consolidated financial statements for the three months ended March 31, 2010 and the notes thereto; and

(f)	management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2010.
Any documents of the types referred to in paragraphs (a) to (f) above (excluding confidential material change reports), or other disclosure documents required to be incorporated by reference into a prospectus filed under National Instrument 44-101 that are filed by Northgate with the securities commissions and other similar authorities in Canada after the date of this Prospectus and prior to the termination of the offering under an applicable Prospectus Supplement shall be deemed to be incorporated by reference in and form an integral part of this Prospectus. The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Corporation and the readers should review all information contained in this Prospectus and the documents incorporated by reference. In addition, any similar documents filed by Northgate with the SEC in the Company’s periodic reports on Form 6-K or annual reports on Form 40-F, and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended, in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such reports. The Company’s periodic reports on Form 6-K and its annual reports on Form 40-F are available on the SEC’s Electronic Data Gathering and Retrieval system (EDGAR) at www.sec.gov.
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities, updated disclosure of earnings coverage ratios, if applicable, and other information relating to the Securities, will be delivered to purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.
Upon a new annual information form and the related annual financial statements being filed by the Corporation with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of the Corporation’s financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents referred to under the heading “Documents Incorporated by Reference”; consent of KPMG LLP; consent of Torys LLP; consents of Carl Edmunds, Gordon Skrecky, Craig Tomlinson, James Gray, Gary Taylor, Lionel Magumbe, Jay Melnyk, Sheila Daniel, Ion Hann, Marcus Binks, Tamer Dincer, Mark Haydon, Simon Hitchman, Ian Holland, Brad Evans, Dean Frederickson, and Glenn Miller; powers of attorney from directors and officers of the Corporation; and Form of Indenture between Northgate and The Bank of New York, as Trustee, Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of The Bank of New York.
ADDITIONAL INFORMATION
The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance investors should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.
The Corporation is subject to the information requirements of the U.S. Securities Exchange Act of 1934 (the “U.S. Exchange Act”) and applicable Canadian securities legislation, and in accordance therewith files reports and other information with the SEC and with the securities regulators in Canada. Under a multijurisdictional disclosure system adopted by the United States, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and shortswing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as U.S. companies.
Investors may read any document that the Corporation has filed with the SEC at the SEC’s public reference room in Washington, D.C. Investors may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Investors should call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information about the public reference rooms. Investors may read and download some of the documents the Corporation has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. Investors may read and download any public document that the Corporation has filed with the Canadian securities regulatory authorities at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES
The Corporation is a corporation existing under the Business Corporations Act (British Columbia). The Corporation’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the United States. The Corporation has appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation’s civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws.
The Corporation filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS
Indemnification of Directors and Officers.
     The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”) and the Registrant’s Articles of Association (the “Articles”). Under Section 160 of the Act, an individual who
(a)	is or was a director or officer of the Registrant,

(b)	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

(c)	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and includes, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an “eligible proceeding”) to which the eligible party is or may be liable, or after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.
     Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.
     Under Section 162 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.
     Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or, after the final disposition of an eligible proceeding, pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:
(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.
     If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect of the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.
     Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding; order the Registrant to pay the expenses incurred by an eligible party in respect of an eligible proceeding; order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant; order the enforcement of, or any payment expenses actually and reasonably incurred by any person in obtaining an order under Section 164; and make any other order the Supreme Court of British Columbia considers appropriate, despite Sections 160 to 163 of the Act.
     Under the Act, the articles of the Registrant may affect the power or obligation of the Registrant to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated above, this is subject to the overriding power of the Supreme Court of British Columbia under Section 161 and Section 164 of the Act.
     Under the Articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify any person (or such person’s heirs or legal personal representatives) who is or was: (i) serving as a director, or alternate director of the Registrant; (ii) a director, or alternate director of any corporation of which the Registrant is or was an affiliate; (iii) at the request of the Registrant, a director, or alternate director of another corporation; or (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, or alternate director of a partnership, trust, joint venture or other unincorporated entity; against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s Articles. The failure of a director, alternate director or officer of the Registrant to comply with the Act or the Articles of the Registrant or, if applicable, any former Companies Act or former articles, does not invalidate any indemnity to which such person is entitled under the Registrant’s Articles.
     Under the Articles of the Registrant, the Registrant may purchase and maintain insurance for the benefit of any person (or such person’s heirs or legal personal representatives) who is or was: (i) serving as a director, alternate director, officer, employee or agent of the Registrant; (ii) a director, alternate director, officer, employee or agent of any corporation of which the Registrant is or was an affiliate; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as a director, alternative director, officer, employee or agent or person who holds or held such equivalent position.
     The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1*	Annual information form for the year ended December 31, 2009 (incorporated by reference from Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.2*	Audited comparative financial statements of the Company for the years ended December 31, 2009 and 2008 together with the auditors’ reports thereon and the notes thereto (incorporated by reference from Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.3*	Related Supplementary Note Entitled “Reconciliation to United States Generally Accepted Accounting Principles” for the years ended December 31, 2009 and 2008 and the auditors’ Report thereon (incorporated by reference from Exhibit 99.4 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.4*	Management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2009 (incorporated by reference from Exhibit 99.5 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.5*	Management proxy circular dated March 31, 2010 prepared in connection with the Registrant’s annual meeting of shareholders held on May 11, 2010 (incorporated by reference from Exhibit 99.3 to the Registrant’s Form 6-K, File No. 001-06138, furnished to the Commission on April 16, 2010).

4.6*	Management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2010 and the unaudited comparative interim financial statements for the three months ended March 31, 2010 and the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K, File No. 001-06138, furnished to the Commission on May 11, 2010).

5.1	Consent of KPMG LLP

5.2*	Consent of Torys LLP

5.3	Consent of Carl Edmunds

5.4	Consent of Gordon Skrecky

5.5	Consent of Craig Tomlinson

5.6	Consent of James Gray

5.7	Consent of Gary Taylor

5.8	Consent of Lionel Magumbe

5.9	Consent of Jay Melnyk

5.10	Consent of Sheila Daniel

5.11	Consent of Ion Hann

5.12	Consent of Marcus Binks

5.13	Consent of Tamer Dincer

5.14	Consent of Mark Haydon

5.15	Consent of Simon Hitchman

5.16	Consent of Ian Holland

5.17	Consent of Brad Evans

5.18	Consent of Dean Frederickson

5.19	Consent of Glenn Miller

6.1*	Powers of Attorney (included on the signature page of the Registrant’s Registration Statement on Form F-10 filed on June 14, 2010).

7.1*	Form of Indenture between the Registrant and The Bank of New York, as Trustee, relating to securities to which this Registration Statement relates (incorporated by reference from Exhibit 7.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-10, File No. 333-150994, filed with the Commission on June 5, 2008)

7.2**	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Bank of New York.

*	Previously filed.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
     The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.
Item 2. Consent to Service of Process.
(a)	Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by Amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 2nd day of July, 2010.

NORTHGATE MINERALS CORPORATION
By:	/s/ Jon A. Douglas
	Name:	Jon A. Douglas
	Title:	Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

*
Kenneth G. Stowe	President, Chief Executive Officer and Director (Principal Executive Officer)	July 2, 2010

/s/ Jon A. Douglas
Jon A. Douglas	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 2, 2010

*
Richard J. Hall	Director	July 2, 2010

*
Mark Daniel	Director	July 2, 2010

*
Patrick D. Downey	Director	July 2, 2010

*
Paul J. Dowd	Director	July 2, 2010

*
Terry A. Lyons	Director	July 2, 2010

*
Douglas P. Hayhurst	Director	July 2, 2010

	Director	July 2, 2010

*By:	/s/ Jon A. Douglas

     Pursuant to powers of attorney executed by the persons named above whose signatures are marked with an asterisk, Jon A. Douglas, as attorney-in-fact, hereby signs this amendment to the registration statement on behalf of each such person, in each case, in the capacity indicated, on the date indicated. Such powers of attorney were filed as part of the signature block of the Registrant’s Form F-10, filed on June 14, 2010.

III-2

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Northgate Minerals Corporation in the United States, on the 2nd day of July, 2010.

Corporation Service Company
By:	/s/ David W. Nickelsen
	Name:	David W. Nickelsen
	Title:	Asst. VP

III-3

EXHIBIT INDEX

Exhibit	Description

4.1*	Annual information form for the year ended December 31, 2009 (incorporated by reference from Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.2*	Audited comparative financial statements of the Company for the years ended December 31, 2009 and 2008 together with the auditors’ reports thereon and the notes thereto (incorporated by reference from Exhibit 99.2 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.3*	Related Supplementary Note Entitled “Reconciliation to United States Generally Accepted Accounting Principles” for the years ended December 31, 2009 and 2008 and the auditors’ Report thereon (incorporated by reference from Exhibit 99.4 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.4*	Management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2009 (incorporated by reference from Exhibit 99.5 to the Registrant’s Annual Report on Form 40-F, File No. 001-06138, filed with the Commission on March 31, 2010).

4.5*	Management proxy circular dated March 31, 2010 prepared in connection with the Registrant’s annual meeting of shareholders held on May 11, 2010 (incorporated by reference from Exhibit 99.3 to the Registrant’s Form 6-K, File No. 001-06138, furnished to the Commission on April 16, 2010).

4.6*	Management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2010 and the unaudited comparative interim financial statements for the three months ended March 31, 2010 and the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Form 6-K, File No. 001-06138, furnished to the Commission on May 11, 2010).

5.1	Consent of KPMG LLP

5.2*	Consent of Torys LLP

5.3	Consent of Carl Edmunds

5.4	Consent of Gordon Skrecky

5.5	Consent of Craig Tomlinson

5.6	Consent of James Gray

5.7	Consent of Gary Taylor

5.8	Consent of Lionel Magumbe

5.9	Consent of Jay Melnyk

5.10	Consent of Sheila Daniel

5.11	Consent of Ion Hann

5.12	Consent of Marcus Binks

5.13	Consent of Tamer Dincer

5.14	Consent of Mark Haydon

5.15	Consent of Simon Hitchman

Exhibit	Description

5.16	Consent of Ian Holland

5.17	Consent of Brad Evans

5.18	Consent of Dean Frederickson

5.19	Consent of Glenn Miller

6.1*	Powers of Attorney (included on the signature page of the Registrant’s Registration Statement on Form F-10 filed on June 14, 2010).

7.1*	Form of Indenture between the Registrant and The Bank of New York, as Trustee, relating to securities to which this Registration Statement relates (incorporated by reference from Exhibit 7.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form F-10, File No. 333-150994, filed with the Commission on June 5, 2008)

7.2**	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Bank of New York.

*	Previously filed.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.